UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 9, 2018

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

000-54208

(Commission File Number)

Nevada	90-0967447
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2390 East Orangewood Avenue, Suite 575

Anaheim, California 92806

(Address of principal executive offices)

(714) 462-4880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February 9, 2018, BioCorRx Inc., a Nevada corporation (the “Company”) entered into a Investment Agreement (the “Investment Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with Northbridge Financial Inc. (“Northbridge”). Under the terms of the Investment Agreement, Northbridge has agreed to provide the Company with up to ten million dollars ($10,000,000) of funding in the form of purchases of shares of the Company’s common stock. Northbridge will only make these purchases after a registration statement on Form S-1 registering these future shares is declared effective by the Securities and Exchange Commission (the “SEC”).

Following effectiveness of the registration statement, the Company shall have the right to deliver puts to Northbridge and Northbridge will be obligated to purchase registered shares of the Company’s common stock based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to Northbridge in each put notice shall be equal to twice the average of the daily trading volume for the Company’s common stock during the twelve trading days preceding the put date, so long as such amount does not exceed 4.99% of the outstanding shares of the Company. Pursuant to the Investment Agreement, Northbridge and its affiliates will not be permitted to purchase and the Company many not put registered shares of the Company’s common stock to Northbridge that would result in Northbridge’s beneficial ownership totaling more than 4.99% of the Company’s outstanding common stock. The price of each put registered share shall be equal to 80% percent of the average of the three lowest closing prices traded lowest volume-weighted average price of the Company’s common stock during the twelve trading days preceding the date the applicable put notice is delivered to Northbridge. Puts may be delivered by the Company to Northbridge until the earlier of 36 months after the SEC first declares the registration statement on Form S-1 effective or the date on which Northbridge has purchased an aggregate of $10,000,000 worth of put registered shares.

The foregoing description of the terms of the Investment Agreement and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the complete text of the documents attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Investment Agreement

Exhibit 10.2	Registration Rights Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCORRX INC.

Date: February 16, 2018	By:	/s/ Lourdes Felix
Lourdes Felix
Chief Financial Officer

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